EXHIBIT 1

                             JOINT FILING AGREEMENT


        The undersigned hereby agree that this Schedule 13D relating to securities of Grow Biz International, Inc. shall be filed on behalf of each of them.


March 29, 2000                         /s/ John L. Morgan
                                       ---------------------------------------
                                       John L. Morgan, individually

                                       RUSH RIVER GROUP LLC


                                       By: /s/ John L. Morgan
                                       ---------------------------------------
                                       John L. Morgan
                                       Its: Member


                                       /s/ Kirk A. MacKenzie
                                       ---------------------------------------
                                       Kirk A. MacKenzie, individually

                                       /s/ Jack A. Norqual
                                       ---------------------------------------
                                       Jack A. Norqual, individually


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